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                                  EXHIBIT 10.19

                               INDEMNITY AGREEMENT

      This INDEMNITY AGREEMENT is made as of the 11th day of May, 2004 by and between PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation (the "Corporation") and Kenneth E. Wolf ("Indemnitee"), a director and/or officer of the Corporation.

                                R E C I T A L S :

      WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available;

      WHEREAS, the Indemnitee has indicated that he does not regard the protection available under the Corporation's Certificate of Incorporation and insurance as adequate to protect him against the risks associated with his service to the Corporation;

      WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law; and

      WHEREAS, the Indemnitee is willing to serve, or continued to serve, the Corporation, provided, and on the expressed condition, that he is furnished with the indemnification provided for in this Agreement.

                              P R O V I S I O N S :

      NOW, THEREFORE, in order to induce Indemnitee to serve or to continue to serve in his current position as a director and/or officer for the Corporation, and in consideration of his continued service, the Corporation and Indemnitee hereby agree as follows:

      1. AGREEMENT TO SERVE. Indemnitee agrees to serve or continue to serve as a director and/or officer of the Corporation for so long as he is duly elected or appointed or until such time as he may resign. This Agreement shall not impose any obligation on the Indemnitee or the Corporation to continue the Indemnitee's position with the Corporation beyond any period otherwise applicable, nor to create any right to continued employment of the Indemnitee in any capacity.

      2.    DEFINITIONS. As used in this Agreement:

            (a) "Change in Control" means a change in control of the Corporation occurring hereafter of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limiting the generality of the foregoing, a Change in Control shall be deemed to have occurred (irrespective of the applicability of the initial clause of this definition) if at any time hereafter (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the

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Corporation representing 50% or more of the combined voting power of the
Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the whole Board in office immediately prior to such person attaining such percentage interest; or (ii) the Corporation is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the whole Board thereafter.

            (b) "Corporate Status" describes the status of a person who is or was or has agreed to become a director, officer, employee or agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express request of the Corporation.

            (c) "DGCL" means the Delaware General Corporation Law and any successor statute thereto as either of them may be amended from time to time.

            (d) "Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

            (e) The term "Expenses" includes, without limitation thereto, expenses of investigations, judicial or administrative proceedings or appeals, attorneys' fees, retainers, disbursements (including transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, etc.), costs of attachment or similar bonds and any expenses of establishing a right to indemnification under Section 7 of this Agreement, but shall not include the amount of judgements, Fines or penalties against, or amounts paid in settlement by or on behalf of, Indemnitee.

            (f) "Fines" includes any excise tax assessed with respect to any employee benefit plan.

            (g) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Corporation agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

            (h) The phrase "not opposed to the best interests of the Corporation" includes, in the case of employee benefit plans, any action taken in good faith and in a manner the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

            (i) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or

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otherwise, by reason of (i) Indemnitee's Corporate Status; or (ii) the fact that
Indemnitee took or failed to take any action in his Corporate Status, in each case whether or not he had such Corporate Status at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

      3. INDEMNITY IN THIRD PARTY PROCEEDING. Subject to the terms and conditions herein, the Corporation shall and does hereby hold harmless and indemnify Indemnitee if Indemnitee by reason of his Corporate Status is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Expenses and all judgments against and Fines and penalties imposed on Indemnitee and amounts paid in settlement by him or on his behalf actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

      4. INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to the terms and conditions herein, the Corporation shall and does hereby hold harmless and indemnify Indemnitee if by reason of his Corporate Status Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that, if applicable law so provides, no indemnification for Expenses shall be made under this
Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation (and is not exonerated from liability under the Certificate of Incorporation) unless and only to the extent that any court in which such Proceeding was brought (or an appropriate appellate court) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonable entitled to indemnity for such expenses as such court shall deem proper.

      5. INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party by reason of his Corporate Status and is successful on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

      6. ASSUMPTION OF DEFENSE. In the event the Corporation shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that
(i) the Indemnitee shall have the right to employ his counsel in such Proceeding at the Indemnitee's expense; and (ii) if (a) the employment of counsel by the Indemnitee has been previously authorized in writing by the Corporation, (b) the Corporation shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of any such

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defense, or (c) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and Expenses of the Indemnitee's counsel shall be at the expense of the Corporation.

      7.    CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

            (a) Whether or not the indemnification provided in Sections 3, 4, 5 and 6 hereof is available, in respect of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall pay, in the first instance, the entire amount of any judgment or amounts paid in settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee and does not impose any restrictions on Indemnitee.

            (b) Without diminishing or impairing the obligations of the Corporation set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or amounts paid in settlement in any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of Expenses, judgments, Fines, penalties and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, Fines, penalties or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

            (c) The Corporation hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation other than Indemnitee who may be jointly liable with Indemnitee.

      8. INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

      9. ADVANCES OF EXPENSES. Notwithstanding any other provision of this Agreement, the Expenses that Indemnitee incurs in any Proceeding shall be paid by the Corporation in advance at Indemnitee's written request if Indemnitee shall undertake to repay such amount (i) if it is ultimately determined that Indemnitee is

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not entitled to indemnification, or (ii) if Indemnitee shall be otherwise reimbursed for such Expenses (as, for example, from insurance). Any advances and undertakings to repay pursuant to this Section 9 shall be unsecured and interest free. Notwithstanding the foregoing, the obligation of the Corporation to advance Expenses pursuant to this Section 9 shall be subject to the condition that, if, when and to the extent that the Corporation determines that Indemnitee would not be permitted to be indemnified under applicable law, the Corporation shall be entitled to be reimbursed, within thirty (30) days of such determination, by Indemnitee (who hereby agrees to reimburse the Corporation) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Corporation that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Corporation for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

      10.   APPLICATION FOR AND APPROVAL OF INDEMNIFICATION.

            (a) In order to obtain indemnification (including, but not limited to, the advances of Expenses and contribution) under this Agreement, Indemnitee must make a written application to the Corporation as soon as reasonably practicable after learning of any claim made or the threat of a claim to be made against him for which indemnity will or could be sought under this Agreement. Notice shall be deemed to be received, without limitation, upon Indemnitee being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Corporation. The application should be sent to:

                     Phoenix Footwear Group, Inc.
                     5759 Fleet Street, Suite 220
                     Carlsbad, California  92008
                     Attention:  President

The application shall be deemed received on the date postmarked if sent by prepaid first class mail properly addressed. Indemnitee shall submit to the Corporation with his written request for indemnification such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

            (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 10(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case as follows:

                  (i) If a Change in Control shall have occurred, by Independent Counsel (selected in accordance with Section 10(c) hereof), in a written opinion to the Board, a copy of which shall be delivered to

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Indemnitee unless Indemnitee shall request that such determination be made by the Disinterested Directors, in which case in the manner provided for in Section 10 (c) below;

                  (ii) If a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (B) if there are no Disinterested Directors, or if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (C) if Indemnitee and the Corporation mutually agree, by the stockholders of the Corporation.

            (c) If a Change in Control shall not have occurred and the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board or (b) if there are no Disinterested Directors, by a majority vote of the Board, and the Corporation shall give written notice to Indemnitee, within ten (10) days after receipt by the Corporation of Indemnitee's request for indemnification, specifying the identity and address of the Independent Counsel so selected. If a Change in Control shall have occurred and the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Corporation, within ten (10) days after submission of Indemnitee's request for indemnification, specifying the identity and address of the Independent Counsel so selected (unless Indemnitee shall request that such selection be made by the Disinterested Directors, in which event the Corporation shall give written notice to Indemnitee, within ten (10) days after receipt of Indemnitee's request for the Disinterested Directors to make such selection, specifying the identity and address of the Independent Counsel so selected). In either event, (i) such notice to Indemnitee or the Corporation, as the case may be, shall be accompanied by a written affirmation of the Independent Counsel so selected that it satisfies the requirements of the definition of "Independent Counsel" in
Section 2 and that it agrees to serve in such capacity and (ii) Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Any objection to selection of Independent Counsel pursuant to this Section 10(c) may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of the definition of "Independent Counsel" in Section 2, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is timely made, the Independent Counsel so selected may not serve as Independent Counsel unless and until the Court has determined that such objection is without merit. In the event of a timely written objection to a choice of Independent Counsel, the party originally selecting the Independent Counsel shall have seven days to make an alternate selection of Independent Counsel and to give written notice of such selection to the other party, after which time such other party shall have five days to make a written objection to such alternate selection. If, within thirty (30) days after submission of Indemnitee's request for indemnification pursuant to Section 10(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court for resolution of any objection that shall have been made by the Corporation or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under
Section 10(b) hereof. The Corporation shall pay any and all reasonable fees and expenses incurred by such Independent Counsel in connection with acting pursuant to Section 10(b) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 10 (c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial

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proceeding pursuant to Section 16 hereof, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then in effect)

      11. PROCEDURE AND PRESUMPTION FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION UPON Application.

            (a) Any indemnification or advance under this Agreement shall be made prior to the later of the forty-fifth (45th) day after the Corporation's receipt of the written request therefor by Indemnitee or the thirtieth (30th) day after the selection of Independent Counsel. These time periods may be extended for a reasonable time, not to exceed , if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time, an additional fifteen (15) days for the obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 11 shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 10(b)(ii) of this Agreement and if (A) within fifteen (15) days after receipt by the Corporation of the request for such determination the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

            (b) The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification or advances are not appropriate either because Indemnitee has been adjudged liable to the Corporation as contemplated under Section 4 or because one of the exclusions in
Section 14 applies, shall be on the Corporation. Accordingly, in making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement. The Corporation may overcome this presumption and its burden of proof and burden of persuasion only by clear and convincing evidence. Neither the failure of the Corporation (including the Board of Directors or Independent Counsel) to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors or Independent Counsel) that indemnification is not proper in the circumstances shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification. In addition, where indemnification in a Proceeding is being denied on the basis of Indemnitee's failure to act in good faith or in a manner that Indemnitee believes to be in or not opposed to the best interests of the Corporation, or on the basis of intentional misconduct or knowing violation of the law, the termination of any such Proceeding by judgement, order of court, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or knowingly violated the law and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnitee's Expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.

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            (c)   Indemnitee shall be deemed to have acted in good faith if
Indemnitee's action is based on the records or books of account of the Corporation, including financial statements, or on information supplied to Indemnitee by the officers of the Corporation in the course of his duties, or on the advice of legal counsel for the Corporation or on information or records given or reports made to the Indemnitee by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

            (d) The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful resolution of a Proceeding if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

      12. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE, DIRECTORS & OFFICERS INSURANCE, ETC.

            (a) The indemnification provided by this Agreement shall not be deemed exclusive of any other rights or remedies to which Indemnitee may be entitled under the Certificate of Incorporation, the By-Laws, any agreement, any vote of stockholders or Disinterested Directors, the DGCL, or otherwise, both as to action in his Corporate Status and as to action in another capacity while holding such Corporate Status and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

            (b) No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

            (c) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees or agents or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

            (d) For a period of three years after the date the Indemnitee shall have ceased to serve as an officer or director of the Corporation, the Corporation will provide officers and directors liability insurance for Indemnitee on terms no less favorable than the terms of the liability insurance which the Corporation then provides to the current officers and directors; provided, that the Corporation provides officers and directors

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liability insurance to its current officers and directors; and provided further, that the annual premiums for the liability insurance to be provided to the Indemnitee do not exceed by more than 50% the premium charged for the coverage available for any of the Corporation's current officers and directors.

      13. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, Fines, penalties or amounts paid in settlement by or on behalf of Indemnitee actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, Fines, penalties or amounts paid in settlement to which Indemnitee is entitled.

      14. EXCLUSIONS FROM INDEMNIFICATION. Notwithstanding anything else herein to the contrary, the Corporation shall not indemnify Indemnitee for any Expenses or, if applicable, any judgments, Fines, penalties or amounts paid in settlement by or on behalf of Indemnitee, in the following instances:

            (a) Where payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

            (b) Where Indemnitee is indemnified by the Corporation otherwise than pursuant to this Agreement;

            (c) Where it is established in a judgment or other final adjudication that the Indemnitee is guilty of (i) any breach of the Indemnitee's duty of loyalty to the Corporation or its stockholders, (ii) failing to act in good faith or in a manner that Indemnitee reasonably believes to be in or not opposed to the best interests of the Corporation, (iii) acts or omissions which involve intentional misconduct or knowing violation of law, (iv) paying a dividend or approving a stock repurchase which was illegal under Section 174 (or a successor section) of the DGCL or (v) any transaction where the Indemnitee derived an improper personal benefit;

            (d) Where the Proceeding giving rise to the claim for indemnification is for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

            (e) Any Proceeding brought by Indemnitee, or any claim therein, unless and to the extent that (i) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Corporation or (ii) such Proceeding is being brought by the Indemnitee to assert, interpret or enforce his rights under this Agreement.

      15. COOPERATION OF INDEMNITEE. Indemnitee shall cooperate with the person, persons or entity making a determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors, or stockholder of the Corporation shall act reasonably and in good faith in making a determination under the Agreement of the Indemnitee's entitlement to indemnification. Any costs or Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the

Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

      16.   REMEDIES OF INDEMNITEE.

            (a) In the event that (i) a determination is made pursuant to Sections 10 and 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Sections 10 and 11 of this Agreement within the required time periods, or (iv) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Sections 10 and 11 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 16(a). The Corporation shall not oppose Indemnitee's right to seek any such adjudication.

            (b) In the event that a determination shall have been made pursuant to Sections 10 and 11 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 16 shall be conducted in all respects as a de novo trial, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

            (c) If a determination shall have been made pursuant to Sections 10 and 11 of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 16, absent a prohibition of such indemnification under applicable law absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

            (d) In the event that Indemnitee, pursuant to this Section 16, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors' and officers' liability insurance policies maintained by the Corporation, the Corporation shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 2 of this Agreement) actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

            (e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 16 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement.

      17. SUBROGATION. If the Corporation makes payment under this Agreement, it shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee. Indemnitee shall execute all

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papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

      18. SAVINGS CLAUSE. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments, Fines, penalties and amounts paid in settlement by or on behalf of Indemnitee with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

      19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

      20. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

      21. SUCCESSORS AND ASSIGNS. The indemnification under this Agreement shall inure to the benefit of the heirs, executors and personal and legal representatives of Indemnitee. This Agreement shall be binding upon the Corporation and its successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation) and assigns.

      22. ENTIRE AGREEMENT; AMENDMENT. This Agreement amends and restates the Previous Agreement and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended except in a writing executed by the parties hereto.

      IN WITNESS WHEREOF, the parties hereby caused this Agreement to be duly executed and signed as of the day and year first above written.

                                      PHOENIX FOOTWEAR GROUP, INC.

                                      By: /s/ James R. Riedman
                                         ---------------------------------------
                                      Name: James R. Riedman
                                      Title: Chief Executive Officer

                                      INDEMNITEE

                                      /s/ Kenneth E. Wolf
                                      -----------------------------------------

            SCHEDULE TO EXHIBIT 10.19 - FORM OF INDEMNITY AGREEMENT
                BY AND AMONG PHOENIX FOOTWEAR GROUP, INC. AND THE
                      DIRECTORS AND OFFICERS OF THE COMPANY

The Indemnity Agreement filed as Exhibit 10.19 is substantially identical in all material respects to the indemnity agreements which have been entered into by Phoenix Footwear Group, Inc. and the following directors and officers of the Company effective as of May 11, 2004:

James R. Riedman

Steve DePerrior

Gregory M. Harden

John C. Kratzer

Wilhelm Pfander

Frederick R. Port

John M. Robbins

Gregory A. Tunney

Richard E. White